Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES STRONG THIRD QUARTER RESULTS

- American Place Casino Continued Its Strong Growth,
With Revenues Increasing 14.0% to a New Property Record in the Third Quarter of 2025

- Consolidated Operating Income Rose 40.3% to $3.4 Million in the Third Quarter of 2025;
Net Loss Improved to $(7.7) Million from $(8.5) Million

- Adjusted EBITDA Increased 26.1% to $14.8 Million in the Third Quarter of 2025,
Reflecting Strong Results at American Place and a $2.1 Million Contribution from Chamonix/Bronco Billy’s

Las Vegas – November 6, 2025 – Full House Resorts, Inc. (Nasdaq: FLL) today announced results for the third quarter ended September 30, 2025.

On a consolidated basis, revenues in the third quarter of 2025 were $78.0 million, an increase from $75.7 million in the prior-year period. These results reflect the continued ramp-up of operations at the Company’s two newest properties, American Place Casino and Chamonix Casino Hotel, partially offset by the sale of Stockman’s Casino in April 2025 and renovation-related disruptions surrounding our Grand Lodge Casino. Net loss for the third quarter of 2025 improved to $(7.7) million, or $(0.21) per diluted common share. In the prior-year period, net loss was $(8.5) million, or $(0.24) per diluted common share. Adjusted EBITDA(a) was $14.8 million in the third quarter of 2025, up 26.1% from $11.7 million in the 2024 period. These results reflect strong growth at American Place and a $2.1 million contribution to Adjusted EBITDA from Chamonix/Bronco Billy’s. American Place and Chamonix are the Company’s newest casinos, and both are expected to continue their growth as their operations ramp further.

“Both American Place and Chamonix shined during the third quarter,” said Daniel R. Lee, Chief Executive Officer of Full House Resorts. “American Place continues to deliver outstanding growth, setting new records for revenue and profitability in the third quarter. Its customer database also continues to grow, having recently surpassed 115,000 members. Driven by the success of our temporary American Place casino, we remain excited for the construction of our permanent American Place facility. We recently received unanimous site approval for our permanent facility from the Waukegan City Council.”

Continued Mr. Lee, “Chamonix also made great strides during the third quarter, led by its new management team. Revenues at our Colorado operations grew 7.3% in the third quarter. Adjusted Property EBITDA improved by $2.8 million in the third quarter, rising to $2.1 million from $(0.7) million in last year’s third quarter. With all of Chamonix’s amenities now open to the public, we do not expect any meaningful additions to the property’s cost structure and, in fact, continue to target many areas for operational efficiencies. As a result, as revenues at Chamonix continue to grow, we expect meaningful flowthrough to the bottom line.

“While Chamonix’s new management team made significant advances during the quarter, we believe substantial opportunity remains for us in the largely untapped Colorado Springs market, as well as in southern Denver. We estimate that less than 15% of households in Colorado Springs visited Cripple Creek in the last year. That is an extremely low figure, likely driven by a lack of quality gaming products and amenities prior to Chamonix’s opening. To broaden Chamonix’s appeal, we have focused on more targeted marketing campaigns, strengthened our group sales team, expanded our entertainment options, and continued to leverage our extensive amenities. Those efforts have been successful thus far, bringing new guests and helping Chamonix set new property records in the third quarter, including a new daily slot volume record. Based on published information, Cripple Creek – led by Chamonix – has been the impetus for growth in statewide gaming revenue on a year-to-date basis. We look forward to the coming quarters and years, as awareness accelerates and results from our Colorado operations continue to grow.”

Third Quarter Highlights

●	Midwest & South. This segment includes Silver Slipper Casino and Hotel, Rising Star Casino Resort, and American Place Casino. Revenues for the segment were $58.3 million in the third quarter of 2025, a 7.0% increase from $54.5 million in the prior-year period. Revenues at American Place rose 14.0% from the third quarter of 2024, reaching an all-time property revenue record of $32.0 million. Adjusted Segment EBITDA was $11.6 million, a 12.7% increase from $10.2 million in the prior-year period, similarly led by strong growth at American Place, which continues to ramp up its operations.
●	West. This segment includes Grand Lodge Casino (located within the Hyatt Regency Lake Tahoe resort in Incline Village), Stockman’s Casino (until the completion of its sale in April 2025), Bronco Billy’s Casino, and Chamonix Casino Hotel, which opened in phases between December 2023 and October 2024. Bronco Billy’s and Chamonix are two integrated and adjoining casinos, operating as a single entity. Revenues for the segment were $18.0 million in the third quarter of 2025, versus $19.4 million in the prior-year period. These results reflect growth at Chamonix/Bronco Billy’s, offset by the sale of Stockman’s and renovation-related disruptions at the Hyatt Lake Tahoe that houses our Grand Lodge Casino. Adjusted Segment EBITDA rose 167.9% to $3.2 million in the third quarter of 2025, with $2.1 million of such amount generated by Chamonix/Bronco Billy’s in Colorado. In the prior-year period, Adjusted Segment EBITDA was $1.2 million, including $(0.7) million from our Colorado operations. As the Company’s newest property, Chamonix is early in its expected ramp, with operations expected to continue improving in the coming quarters and years.
●	Contracted Sports Wagering. This segment consists of our on-site and online sports wagering “skins” (akin to websites) in Colorado, Indiana, and Illinois. Revenues and Adjusted Segment EBITDA were $1.6 million and $1.5 million, respectively, in the third quarter of 2025. In the prior-year period, revenues and Adjusted Segment EBITDA were $1.8 million and $2.0 million, respectively.

In January 2025, we received notice that our contracted sports betting operator in Colorado and Indiana was discontinuing its operations in those states, to be effective in June 2025 and December 2025, respectively. In July 2025, such operator reversed its decision to discontinue its Indiana operations and fully prepaid its remaining term for such skin through December 2031 for a negotiated fee of $1.5 million.

Liquidity and Capital Resources

As of September 30, 2025, we had $30.9 million in cash and cash equivalents. Our debt consisted primarily of $450.0 million in outstanding senior secured notes due 2028, which are currently callable. We also had $10.0 million available under our $40.0 million revolving credit facility.

Conference Call Information

We will host a conference call for investors today, November 6, 2025, at 2:00 p.m. ET (11:00 a.m. PT) to discuss our 2025 third quarter results. Investors can access the live audio webcast from our website at www.fullhouseresorts.com under the investor relations section. The conference call can also be accessed by dialing (201) 689-8470.

A replay of the conference call will be available shortly after the conclusion of the call through November 20, 2025. To access the replay, please visit www.fullhouseresorts.com. Investors can also access the replay by dialing (412) 317-6671 and using the passcode 13753302.

(a) Reconciliation of Non-GAAP Financial Measures

Our presentation of non-GAAP Measures may be different from the presentation used by other companies, and therefore, comparability may be limited. While excluded from certain non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, our non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Our non-GAAP Measures are to be used in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. These non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Adjusted Segment EBITDA. We utilize Adjusted Segment EBITDA as the measure of segment profitability in assessing performance and allocating resources at the reportable segment level. Adjusted Segment EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, impairment charges, asset write-offs, recoveries, gain (loss) from asset sales and disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each segment.

Adjusted Property EBITDA. Adjusted Property EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, impairment charges, asset write-offs, recoveries, gain (loss) from asset sales and disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each property.

Adjusted EBITDA. We also utilize Adjusted EBITDA, which is defined as Adjusted Segment EBITDA, net of corporate-related costs and expenses. Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, we believe this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. We utilize this metric or measure internally to focus management on year-over-year changes in core operating performance, which we consider our ordinary, ongoing and customary operations, and which we believe is useful information to investors. Accordingly, management excludes certain items when analyzing core operating performance, such as the items mentioned above, that management believes are not reflective of ordinary, ongoing and customary operations.

Full House Resorts, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues
Casino	$59,823	$56,116	$172,106	$162,474
Food and beverage	9,950	11,100	29,591	31,272
Hotel	4,465	4,693	12,027	11,287
Other operations, including contracted sports wagering	3,712	3,778	13,230	14,070
	77,950	75,687	226,954	219,103
Operating costs and expenses
Casino	22,661	22,582	68,423	63,876
Food and beverage	9,950	11,561	29,777	32,035
Hotel	2,203	3,160	6,749	7,706
Other operations	1,155	610	3,123	2,391
Selling, general and administrative	27,843	26,738	82,500	76,958
Project development costs	57	52	231	55
Preopening costs	—	42	—	2,462
Depreciation and amortization	10,641	10,493	31,836	31,444
Loss on disposal of assets	—	—	6	18
Loss (gain) on sale of Stockman’s, net of impairment	4	(2,000)	209	(2,000)
	74,514	73,238	222,854	214,945
Operating income	3,436	2,449	4,100	4,158
Other expenses
Interest expense, net	(11,128)	(11,047)	(31,779)	(32,320)
Other	—	—	(50)	—
	(11,128)	(11,047)	(31,829)	(32,320)
Loss before income taxes	(7,692)	(8,598)	(27,729)	(28,162)
Income tax (benefit) provision	(14)	(126)	97	211
Net loss	$(7,678)	$(8,472)	$(27,826)	$(28,373)

Basic loss per share	$(0.21)	$(0.24)	$(0.77)	$(0.82)
Diluted loss per share	$(0.21)	$(0.24)	$(0.77)	$(0.82)

Basic weighted average number of common shares outstanding	36,111	34,944	36,000	34,749
Diluted weighted average number of common shares outstanding	36,111	34,944	36,000	34,749

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Segment Revenues, Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues
Midwest & South	$58,325	$54,510	$173,300	$164,599
West	17,993	19,387	48,083	47,571
Contracted Sports Wagering	1,632	1,790	5,571	6,933
	$77,950	$75,687	$226,954	$219,103
Adjusted Segment EBITDA(1) and Adjusted EBITDA
Midwest & South	$11,552	$10,249	$37,414	$35,206
West	3,209	1,198	(395)	1,928
Contracted Sports Wagering	1,542	2,037	5,333	6,549
Adjusted Segment EBITDA	16,303	13,484	42,352	43,683
Corporate	(1,491)	(1,742)	(4,919)	(5,391)
Adjusted EBITDA	$14,812	$11,742	$37,433	$38,292

__________

(1)	The Company utilizes Adjusted Segment EBITDA as the measure of segment operating profitability in assessing performance and allocating resources at the reportable segment level.

Supplemental Information

West Segment Revenues, Adjusted Property EBITDA and Adjusted Segment EBITDA

(In thousands, Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Increase /	September 30,		Increase /
	2025	2024	(Decrease)	2025	2024	(Decrease)
Revenues by Property for West Segment
Bronco Billy’s Casino and Chamonix Casino Hotel	$13,994	$13,048	7.3%	$37,258	$32,520	14.6%
Grand Lodge Casino	3,999	4,795	(16.6)%	9,503	10,548	(9.9)%
Stockman’s Casino(1)	—	1,544	(100.0)%	1,322	4,503	(70.6)%
	$17,993	$19,387	(7.2)%	$48,083	$47,571	1.1%
Adjusted Property EBITDA for West Segment
Bronco Billy’s Casino and Chamonix Casino Hotel	$2,093	$(673)	N.M.	$(1,362)	$(572)	138.1%
Grand Lodge Casino	1,116	1,837	(39.2)%	1,369	2,388	(42.7)%
Stockman’s Casino(1)	—	34	(100.0)%	(402)	112	N.M.
	$3,209	$1,198	167.9%	$(395)	$1,928	N.M.

__________
N.M. Not meaningful.

(1)	On April 1, 2025, the Company completed the sale of Stockman’s Casino.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Net Loss and Operating Income to Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net loss	$(7,678)	$(8,472)	$(27,826)	$(28,373)
Income tax (benefit) provision	(14)	(126)	97	211
Interest expense, net	11,128	11,047	31,779	32,320
Other	—	—	50	—
Operating income	3,436	2,449	4,100	4,158
Project development costs	57	52	231	55
Preopening costs	—	42	—	2,462
Depreciation and amortization	10,641	10,493	31,836	31,444
Loss on disposal of assets	—	—	6	18
Loss (gain) on sale of Stockman’s, net of impairment	4	(2,000)	209	(2,000)
Stock-based compensation, net	674	706	1,051	2,155
Adjusted EBITDA	$14,812	$11,742	$37,433	$38,292

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Three Months Ended September 30, 2025
						Adjusted
						Segment
	Operating	Depreciation	Loss on	Project	Stock-	EBITDA and
	Income	and	Sale of	Development	Based	Adjusted
	(Loss)	Amortization	Stockman’s	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$5,389	$6,163	$—	$—	$—	$11,552
West	(1,260)	4,465	4	—	—	3,209
Contracted Sports Wagering	1,542	—	—	—	—	1,542
	5,671	10,628	4	—	—	16,303
Other operations
Corporate	(2,235)	13	—	57	674	(1,491)
	$3,436	$10,641	$4	$57	$674	$14,812

Three Months Ended September 30, 2024
							Adjusted
							Segment
	Operating	Depreciation	Gain on	Project		Stock-	EBITDA and
	Income	and	Sale of	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	Stockman’s	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$4,091	$6,158	$—	$—	$—	$—	$10,249
West	(1,141)	4,297	(2,000)	—	42	—	1,198
Contracted Sports Wagering	2,037	—	—	—	—	—	2,037
	4,987	10,455	(2,000)	—	42	—	13,484
Other operations
Corporate	(2,538)	38	—	52	—	706	(1,742)
	$2,449	$10,493	$(2,000)	$52	$42	$706	$11,742

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Nine Months Ended September 30, 2025
							Adjusted
				Loss on		Stock-	Segment
	Operating	Depreciation	Loss on	Sale of	Project	Based	EBITDA and
	Income	and	Disposal	Stockman’s,	Development	Compensation,	Adjusted
	(Loss)	Amortization	of Assets	net	Costs	net	EBITDA
Reporting segments
Midwest & South	$18,833	$18,575	$6	$—	$—	$—	$37,414
West	(13,817)	13,213	—	209	—	—	(395)
Contracted Sports Wagering	5,333	—	—	—	—	—	5,333
	10,349	31,788	6	209	—	—	42,352
Other operations
Corporate	(6,249)	48	—	—	231	1,051	(4,919)
	$4,100	$31,836	$6	$209	$231	$1,051	$37,433

Nine Months Ended September 30, 2024
								Adjusted
								Segment
	Operating	Depreciation	Loss on	Gain on	Project		Stock-	EBITDA and
	Income	and	Disposal	Sale of	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	of Assets	Stockman’s	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$16,134	$18,935	$18	$—	$—	$119	$—	$35,206
West	(10,827)	12,412	—	(2,000)	—	2,343	—	1,928
Contracted Sports Wagering	6,549	—	—	—	—	—	—	6,549
	11,856	31,347	18	(2,000)	—	2,462	—	43,683
Other operations
Corporate	(7,698)	97	—	—	55	—	2,155	(5,391)
	$4,158	$31,444	$18	$(2,000)	$55	$2,462	$2,155	$38,292

Cautionary Note Regarding Forward-looking Statements

This press release contains statements by us and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “expect,” “future,” “should,” “will” and similar references to future periods. Some forward-looking statements in this press release include details regarding our growth projects, including our expected construction budgets, estimated commencement and completion dates, and expected amenities; our expected operational performance for our growth projects, including Chamonix and American Place; our expectations regarding the timing of the ramp-up of operations of Chamonix and American Place; our expectations regarding the operation and performance of our other properties and segments; our expectations regarding the renovation-related disruptions at the Hyatt Lake Tahoe that houses our Grand Lodge Casino; our expectations regarding our ability to generate operating cash flow and to obtain debt financing on reasonable terms and conditions for the construction of the permanent American Place facility; our expectations regarding our ability to refinance our outstanding debt; our expectations regarding the effect of management changes and operational improvements at our properties, including Chamonix; our expectations regarding the effect of our revamped marketing strategy at Chamonix, including our ability to access the Colorado Springs and southern Denver markets; and our sports wagering contracts with third-party providers, including the expected revenues and expenses, as well as our expectations regarding the potential usage of our idle sports skins by us or others.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, our ability to repay and/or refinance our substantial indebtedness; our ability to finance the construction of the permanent American Place facility; our ability to complete construction at American Place, on-time and on-budget; legal or regulatory restrictions, delays, or challenges for our construction projects, including American Place; construction risks, disputes and cost overruns; inflation, tariffs, immigration policies, and their potential impacts on labor costs and the price of food, construction, and other materials; the effects of potential disruptions in the supply chains for goods, such as food, lumber, and other materials; general macroeconomic conditions; our ability to effectively manage and control expenses; dependence on existing management; competition; uncertainties over the development and success of our expansion projects; the financial performance of our finished projects and renovations; effectiveness of expense and operating efficiencies; effectiveness of management changes and operational improvements at our properties; effectiveness of our marketing efforts; changes in guest visitation or spending patterns due to economic conditions, health, international relations or other concerns; cyber events and their impacts to our operations; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

We own, lease, develop and operate gaming facilities throughout the country. Our properties include American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Chamonix Casino Hotel and Bronco Billy’s Casino in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, President & Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com